Exhibit 10.1

AMENDMENT NO. 2

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 22nd day of April, 2005, by and between TIVO INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of July 17, 2003, and amended pursuant to that Amendment No. 1 to Loan and Security Agreement dated June 29, 2004 (as so amended, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.

B. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

1.1 Section 6.6(b) (Financial Covenants). Section 6.6(b) of the Loan Agreement is amended and restated in its entirety as follows:

“(b) for each period listed below, a Tangible Net Worth equal to or greater than the amount set forth opposite such time period:

Period	Tangible Net Worth
3-month period ending 4/30/05	$(25,000,000)
3-month period ending 7/31/05	$(40,000,000)
3-month period ending 10/31/05	$(60,000,000)
3-month period ending 1/31/06	$(70,000,000)

The Tangible Net Worth for the period beginning February 1, 2006, and thereafter shall be determined by Bank in its reasonable discretion upon its receipt and review of Borrower’s financial projections for fiscal year 2006 and after discussions with Borrower regarding the same.”

1.2 Section 13 (Definitions). Bank and Borrower acknowledge and agree to the following:

(a) Sections 13.6 (previously “Borrowing Base”), 13.7 (previously “Borrowing Base Certificate”), 13.24 (previously “Eligible Domestic Accounts”), 13.25 (previously “Eligible Foreign Accounts”) and 13.59 (previously “Related Party Accounts”) each read “Intentionally Left Blank”.

(b) The definition for “Existing Merchant Services Facility” is numbered as Section 13.27A.

(c) The definition for “Tangible Net Worth” is numbered as Section 13.65A.

(d) Section 13.58 of the Loan Agreement is amended and restated in its entirety as follows: “Quick Assets” is, on any date, the Borrower’s cash, Cash Equivalents and short and long term marketable securities at Bank and Smith Barney plus net accounts receivable.

1.3 Exhibit D (Compliance Certificate) to the Loan Agreement is amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, and except to the extent any such representations and warranties are altered by information disclosed in Borrower’s reports filed with the US Securities and Exchange Commission subsequent to the Closing Date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	TIVO INC.
a Delaware corporation

	By:	/s/ Michael Ramsay
	Printed Name:	Michael Ramsay
	Title:	CEO & Chairman of the Board

BANK:	SILICON VALLEY BANK

	By:	/s/ Nina Davies
	Printed Name:	Nina Davies
	Title:	Relationship Manager